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                                                                   EXHIBIT 10.23


May 31, 1995


Swisher & Hall
Architects
1725 Rainbow, Suite 25
Las Vegas, Nevada 89102

Re: ISSUANCE OF STOCK

Gentlemen:

This letter will confirm our arrangement with respect to the issuance to you ("Holder") of shares of common stock, $.05 par value per share (the "Common Stock") of MPTV, Inc., a Nevada corporation ("MPTV"), pursuant to the terms and conditions set forth below.

    1. ISSUANCE OF COMMON STOCK. MPTV hereby agrees to issue to you, concurrent with your execution of this letter agreement, an aggregate of 300,000 shares of its Common Stock (the "Shares"). In consideration for your receipt of said Shares, you hereby agree to forebear, until after July 1, 1995 (subject to the terms and conditions set forth herein), from any action to collect or otherwise cause the payment to you of that certain debt, in the appropriate amount of $153,596.27, owed to you by MPTV for certain architectural services rendered for MPTV's Lake Tropicana Resort (the "Resort") pursuant to the terms and conditions of that certain Agreement dated February 2, 1994, by and between MPTV and you (the "Agreement").

    2. PRESERVATION OF LIEN RIGHTS. The parties hereto agree that the issuance of the Shares under this letter agreement shall not be deemed to act as a satisfaction or waiver of the above-referenced debt and Holder shall be entitled to maintain whatever lien rights it may otherwise have with respect to the architectural services performed for the Resort.

    3. REGISTRATION OF SHARES. MPTV hereby represents that the Shares will be registered pursuant to a Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission as soon as possible after the execution of this letter agreement and the filing with the Securities and Exchange Commission of MPTV's Quarterly Report on Form 10-QSB for




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Swisher & Hall
May 31, 1995
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the quarterly period ended March 31, 1995.  All fees of such registration, other than customary brokers' commissions and expenses of counsel for Holder, if desired, shall be borne by MPTV. Holder hereby agrees to supply MPTV with such information with respect to Holder as may reasonably be requested by MPTV in order to effect said registration.

    4. RECEIPT OF MPTV DISCLOSURE DOCUMENTS. Holder hereby acknowledges receipt of a copy of MPTV'S Annual Report on Form 10-K for the year ended December 31, 1994. Holder hereby acknowledges that it has relied upon said disclosure document, and upon no other documents and/or representations, whether written or oral, from either MPTV or its officers, directors, shareholders, affiliates or agents, in making the determination to purchase the Shares.

    5. MISCELLANEOUS. This letter agreement or any right hereunder may not be assigned by any party without the express written approval of the other party. Any notice or other communication required or permitted to be given by any party under this letter agreement shall be given in writing by first-class mail or via courier or telecopier, addressed to each respective party at its principal place of business. No waiver of any kind under this letter agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform under this letter agreement shall be deemed to be a waiver or authorization of any other breach or failure to perform or of any other right arising under this letter agreement. If any provision of this letter agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable law so as to be valid, legal, and enforceable in such jurisdiction. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

    This letter agreement and the Agreement constitute the entire understanding and agreement of the parties hereto with respect to the matters described herein and supersede all prior agreements or understandings, written or oral, between the parties with respect thereto. Exempt as amended by this letter agreement, the Agreement shall remain unchanged and in full force and effect. Neither this letter agreement nor any provision hereof may be amended or waived, except by an instrument in

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Swisher & Hall
May 31, 1995
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writing executed by all parties.  This letter agreement shall be binding upon and inure to the benefit of the successors of the respective parties hereto.

Please signify your acceptance of, and agreement with, the terms and conditions of this Agreement by signing the Acknowledgment set forth below.


Very truly yours,

MPTV, INC.



By: /s/ H.C. Reed
   --------------------------
   Name:  H.C. Reed
   Title: President






ACKNOWLEDGEMENT

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES WITH THE TERMS AND CONDITIONS OF THIS LETTER AGREEMENT.

SWISHER & HALL



By:    /s/ RONALD HALL                      Dated:  June 1, 1995
   -------------------------                       --------------
   RONALD HALL